EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

      THIS AGREEMENT, effective as of October 12, 2000, between Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company"), and John Brenna, an individual residing in Monroe, Conn. (the "Employee") (hereinafter collectively, the "Parties").

                             W I T N E S S E T H:

      1. Employment. The Company hereby employs the Employee, and Employee accepts such employment by the Company, upon all the terms and conditions hereinafter stated, and as subject to termination as provided in
Section 4 hereof. Employee is employed as Executive Vice President of the Company, and in such capacity will report to the President of the Company in the performance of his duties hereunder.

      2. Extent of Service. The Employee shall devote his full time, attention and energy to the business of the Company, and, except as may be specifically permitted by the Board, shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Section 8 of this Agreement with respect to such passive investment.

      3.      Compensation.

              (a) Salary. (1) As payment for the services to be rendered during the term of this Agreement, Employee shall be entitled to receive a base salary of Two Hundred Thousand and No/100 Dollars ($200,000.00) per year, payable in accordance with the payroll policies of the Company in effect from time to time. The Employee shall also receive a signing bonus of $150,000.00 immediately upon agreement signing by both parties.

              (b) Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefits, 401k savings plan, family medical/dental insurance plans; including short and long term disability programs and a one million dollar life insurance policy maintained from time to time by the Company for the benefit of its employees, in accordance with the policies of the Company in effect from time to time. The Employee shall also receive a car allowance of $500.00 per month. All travel and associated expenses will be paid by the company via a company issued credit card. The Employee shall be entitled three weeks annual vacation time as of the date of this agreement and to any additional annual vacation time as determined in accordance with the vacation policies of the Company in effect from time to time. All such benefit plans are subject to change or termination from time to time by Company in its sole and absolute discretion.

              (C) Options. Employee shall receive, in addition to the salary and employee benefits specified in Section 3(a) above, an option to purchase common stock of the Company, as more fully described and subject to:
(i) the conditions set forth in Exhibit A attached hereto and incorporated by

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reference herein and (ii) that certain 1997 Incentive Stock Plan (the "Plan")
of the Company attached hereto as Exhibit B.

              (d) Registration Rights. All stock in the Company which Employee obtains from the exercise of options granted to Employee in paragraph
(b) of this Section 3 will be subject to the following "piggy-back" registration rights:

If the Company at any time proposes to file, or does file, any registration statement covering the class of securities of the Company which you then hold, whether that registration is for securities to be issued by the Company or then held by another party, you will have the right to have any part or all of the securities of the Company you then hold to be registered under such proposed registration statement. If you wish to have any securities you then hold to be so registered, you will notify the Company in writing of your desire within thirty (30) days after the date you receive your notice of proposed registration from the Company. Upon receipt of your timely request for registration under this paragraph, the Company will add the securities you requested be registered to the proposed registration statement; provided, that if after you make a request for registration the Company decides not to register or delay such registration, for any reason, the Company will give you written notice of its decision. However, no such determination will prejudice your rights to other and further registrations made by the Company or with respect to Company securities from time to time. The Company will bear all costs and expenses of each and all such registrations incurred in connection with the exercise of rights by you under this paragraph.

4.      Term; Termination.

        (a) The term of this Employment Agreement shall commence on the first date when Employee reports for work for the Company after the date hereof (the "Effective Date") and shall continue thereafter for a period of three (3) years, subject to the terms and conditions herein stated; provided that Employee may terminate this Agreement at any time hereafter by giving the Company at least fourteen (14) days' prior written notice. If Employee voluntarily terminates this Agreement, Company shall have no further financial liability to Employee beyond the effective date of such termination.

        (b) If during the term of this Agreement Employee is prevented for a continuous period of ninety (90) days from performing his duties hereunder by reason of physical or mental disability ("Disability"), then the Company, on seven days' prior written notice to the Employee, may terminate this Agreement. In the event of a termination pursuant to this paragraph 4(b), the Company shall be relieved of all of its obligations under this Agreement, except that: (i) the Company shall pay to the Employee that portion of the Employee's wages earned and accrued by Employee prior to Employee's termination, and (ii) to the extent provided in the Plan, to exercise the Options described in Paragraph 3(c) hereof.

        (c) The Company may at any time discharge the Employee for Cause (as hereinafter defined) and terminate this Agreement without any further liability hereunder to the Employee or his spouse or estate, except for the obligation of the Company to pay the Employee's wages earned to the date of discharge. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment upon (i) the gross negligence of the Employee in performing his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental

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illness), (ii) the willful engaging by the Employee in conduct amounting to fraud or embezzlement or any other act by Employee which is negligently or willfully performed which has the effect of damaging the reputation of the Company or its business, (iii) breach of fiduciary duty as an officer and/or director of the Company, (iv) the violation by the Employee of any material provision of this Agreement, including but not limited to the provisions of Sections 5, 6, 7, 8 or 10 hereof. Except for voluntary termination by the employee, the company agrees that termination for any other reason from those defined above, the employee will be provided a severance package consisting of a minimum payout of the remainder of the contracted salary and bonus amount or
(2) years salary, whichever is greater at the time of termination. This will also include (18) months of paid medical/dental insurance by the company.

      5. Business Opportunities. Subject to the provisions of Paragraph 2(b), for as long as the Employee shall be employed by the Company, the Employee agrees that with respect to any new and future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee during employment and which is in any way related to, or connected with, the business of the Company or its affiliates, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the board of directors of the Company in writing (the "Notice of Opportunity") of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity within thirty (30) days after receipt of the Notice of Opportunity. Thereafter, the Company shall be deemed to have waived its rights to such opportunity and the Employee shall have the right to pursue such opportunity upon the terms and conditions set forth in this Agreement, specifically subject to the terms of
Section 2 of this Agreement.

      6. Intellectual Property. Employee hereby assigns to the Company all inventions, processes, discoveries and improvements (whether or not patentable) which are conceived, made or learned by Employee alone or jointly with others in the course of his employment with the Company that pertain to the business interests of the Company or relating to areas which may be reasonably anticipated to be encompassed by such business interests of the Company at the time of conception. Employee at any time during or after his employment will promptly disclose to the Company all such processes, inventions, discoveries or improvements assigned hereby. Employee will also at the Company's expense cooperate in all lawful acts which may be necessary or desirable in the judgment of the Company to protect or vest title to such inventions, processes, discoveries or improvements in the Company or its nominee including, without limitation, applying for, obtaining, maintaining, and enforcing patents thereon in all countries of the world, and including execution of papers appropriate thereto.

      7. Confidential Information. The Employee acknowledges that he will receive or come in contact with, among other things, trade secrets (both technical and non-technical), know-how, lists of customers, suppliers, contractors, customers, employee records and other confidential and proprietary information about the business of the Company (hereinafter collectively referred to as "information"), all of which the Company considers highly confidential, giving the Company significant advantage over competitors, and which the Company desires to protect. The Employee understands that such information is the sole property of the Company, and that the information is confidential, and he agrees that both during and


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after his employment with the Company he will not at any time use or reveal such information to anyone except as permitted by the Company or required by Employee's employment duties with the Company. The employee shall have no obligation under this Agreement with respect to Confidential Information which is or becomes publicly available without breach of this Agreement by Employee. Upon termination of employment hereunder, the Employee agrees to surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder, and the Employee agrees that all such materials and information will at all times remain the property of the Company.

      8. Restrictive Covenant. In consideration of $10.00 and other good and valuable separate consideration given by Company to Employee, Employee agrees that during the period of time that the Employee is employed by the Company and for a period of two (2) year(s) following the termination of this Agreement for any reason, the Employee shall not, except as expressly approved in writing by the Board of Directors of the Company, directly or indirectly:

         (a)    (i)   cause or be instrumental in the formation of, or

               (ii) within any state in which the Company then conducts business engage in, whether as principal, agent, trustee, member or employee or through the agency of any corporation, partnership, association, agent or agency, any business competitive (A competing business is defined as a company engaged in Thermal Imaging) with the business then conducted by the Company or its subsidiaries or affiliates (a "Competing Business");

         (b) be the owner of more than one percent (1%) of the equity (whether capital stock, membership or partnership interests) of any entity (except for stock publicly traded on any recognized stock exchange) which is engaged, directly or indirectly, in a Competing Business; or

         (c) through any person, firm, association or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company to leave the employ of the Company or to accept employment with the Employee or with any Competing Business.

The foregoing agreement not to compete shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such agreement is operative, but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted by this Section 8 and the period of time during which such agreement is enforceable. In the event the Company shall cease to do business, this Section 8 shall not apply.

      9. Specific Performance; Survival. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 5, 6, 7 or 8 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach of attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief. The Parties

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hereto acknowledge that the covenants contained in Sections 5, 6, 7, 8 and 9 shall survive the termination of this Agreement, by either party, for any reason.

      10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11. Binding Effect. This Agreement shall be binding on the parties hereto when executed by Employee and the Chief Executive Officer of Company. Employee acknowledges and agrees that no representative of Company other than the Chief Executive Officer has any authority to enter into any employment contract or bind Company unless authorized in writing by the Chief Executive Officer of Company to do so.

      12. Utah Law to Apply; Arbitration. This Agreement shall be governed by and construed pursuant to the laws of the State of Utah, notwithstanding conflicts of laws principles thereof. Company and Employee hereby submit to the jurisdiction of the courts, mediations and arbitral panels located in, and agree that venue shall lie for all purposes in Davis, County, Utah. Except for actions involving requests by Company for relief under paragraph 9 hereof, Employee and Company hereby knowingly and voluntarily agree that any disputes or conflicts in any way arising out of or relating to the employment relation between Employee and Company created by this agreement shall be mediated or arbitrated, at the written election of either party hereto. If either Employee or Company make a proper election to mediate under this paragraph 12, but such mediation efforts fail to resolve the subject dispute(s) between the parties, the parties shall be bound to resolve the subject dispute(s) by binding arbitration. Where the subject dispute(s) are ultimately resolved by arbitration, the parties hereto irrevocably agree to be bound by all findings of fact and conclusions of law
of the arbitrator(s) selected.   Either party may elect under this paragraph
12 to proceed either to mediation or arbitration by delivery of written notice to the opposing Party and to the Judicial Arbitration and Mediation Services office where such proceeding is to be held. Each mediation or arbitration proceeding hereunder will be conducted in accordance with the rules of the Judicial Arbitration and Mediation Services (the "JAMS Rules"), including selection of mediator(s) or arbitrator(s). The mediation or arbitration will be held in Layton, Utah, unless both parties agree to another location. All federal and state laws applicable to this agreement relating to arbitration or mediation of conflicts shall be fully complied with by the parties.

      13. Notices. Any notices required by this Agreement shall be effectively given if given in writing by personal delivery or by depositing same in the United States mail, registered or certified, postage prepaid, return receipt requested. For purposes of this provision, Company's address shall be 476 Heritage Park Blvd, suite 210, Layton, Utah 84041, or at such other place as may be designated by Company from time to time. Employee's address shall be employees home address or at such other place as may be designated by Employee from time to time.

      14. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being that such payments and the right thereto are nonassignable and nontransferable.

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      15.      Entire Agreement. This Agreement, together with all exhibits and attachments hereto and all documents and instruments executed and delivered in connection herewith, constitutes the entire agreement of the parties hereto, and supersedes all prior understandings with respect to the subject matter hereof.

      16. Acknowledgment. Employee acknowledges that he has read and understands this Agreement, and that he has received a fully executed copy of same.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

                                THE COMPANY:

                                COMPUTERIZED THERMAL IMAGING, INC.


                                /s/Richard V. Secord
                                ------------------------------------
                                Richard V. Secord, Chairman and CEO

                                THE EMPLOYEE:


                                /s/John M. Brenna
                                ------------------------------------
                                John Brenna


Exhibits      A - CTI Stock Option
              B - 1997 Incentive Stock Plan (not attached hereto)


                                  EXHIBIT "A"

                      Computerized Thermal Imaging, Inc.
                       Employee Stock Option Agreement

      Pursuant to that certain Employment Agreement (the "Employment Agreement") dated October 12, 2000 between Computerized Thermal Imaging, Inc. (the "Company") and John Brenna (the "Employee"), the Company hereby grants to Employee, subject to all terms and conditions of the Employment Agreement, this Option Agreement, and that certain Computerized Thermal Imaging, Inc. 1997 Stock Option Plan (the "Plan") of the Company, a copy of which is attached hereto and incorporated by reference herein for all purposes, the option to purchase Five Hundred Thousand (500,000) shares (the "Shares") of the Company's Common Stock, $0.001 par value per share, at a price per share equal to $3.60.

      Subject to forfeiture as hereafter provided, this Option becomes vested to the extent hereafter provided and may be exercised by Employee, as follows:
(i) this Option may be exercised as to 125,000 shares (the "Initial Shares"), and this Option becomes fully vested with respect to the Initial Shares, at the date of signing this agreement. and (ii) this Option may be exercised as to the next 125,000 shares (the "First Additional Shares"), and this Option becomes fully vested with respect to the First Additional Shares, from and after the first anniversary of this agreement, and (iii) this Option may be exercised as to the 125,000 shares (the "Second Additional Shares"),

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and this Option becomes fully vested with respect to the Second Additional
Shares, from and after the second anniversary of this agreement, and (iv) this Option may be exercised as to the 125,000 shares (the "Third Additional Shares"), and this Option becomes fully vested with respect to the Third Additional Shares, from and the third anniversary of this agreement. The rights granted under this Option must be exercised, if at all, on or before the expiration of five (5) years from the date hereof.

      The Option shall be forfeited with respect to all shares for which the Option has not vested in accordance with the immediately preceding paragraph if, as, and when Employee's employment with the Company is terminated by the Company for Cause (as defined in the Employment Agreement) or is voluntarily
terminated by the Employee.   If the employee leaves for any other reason, all
options not previously vested will vest immediately.

      If, as, and when Employee desires to exercise this Option, he may do so by delivering written notice of such exercise to the Company at its offices in Layton, Utah, together with appropriate payment for the number of shares covered by such notice. The Employee may also exercise this Option as "cashless" wherein the number of shares issued by the company will be reduced as appropriate to cover the "payment".

      The Employee hereby accepts and agrees to be bound by all the terms and conditions of the Plan, to which this Option and the Shares are subject.

                                   Computerized Thermal Imaging, Inc.


                                   By /s/ Richard V. Secord
                                   -----------------------------------
                                   Richard V. Secord, Chairman and CEO

Options Granted this
12 day of October 2000.


/s/John M. Brenna
-------------------------
John Brenna, Employee

Exhibit B - CTI 1997 Stock Option Plan (not attached hereto)

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